UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2025

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	86-2409612
(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 8, 2025, at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of SHF Holdings, Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Amended and Restated – 2022 Equity Incentive Pan (the “Plan”), which amended the Plan to (i) increase the number of shares that may be issued under the Plan from 351,858 to 626,749, (ii) provide for the annual automatic increase of such reserve in order to maintain an authorized amount of 15% of the total outstanding shares, and (iii) provide for an automatic increase of such reserve in the event of a Dilution Event (as defined in the Plan) in order to maintain an authorized amount of 10% of the total outstanding shares. The Amendment was previously approved by the Company’s Board of Directors, subject to stockholder approval at the Annual Meeting, and the Amendment became effective upon such stockholder approval.

A description of the Amendment is set forth in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on May 28, 2025 (the “Proxy Statement”) and is incorporated by reference herein. The description of the Amendment contained herein and in the Proxy Statement is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.07	Submission of Matters to a Vote of Security Holders

On July 8, 2025, the Company held its Annual Meeting. All matters voted upon at the Annual Meeting were approved with the required votes, except the Shareholder Proposal as set forth below. The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter are set forth below.

1. Election of two (2) Class I Directors.

The following two Class I director nominees were elected to serve as Class I directors of the Company, with the following votes tabulated:

	For	Withheld	Broker Non-Vote
Terrance E. Mendez	1,596,009	50,501	449,323
Francis A. Braun III	1,546,223	100,287	449,323

2. Ratification of the appointment of Macias, Gini & O’Connell, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The appointment of Macias, Gini & O’Connell, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, was ratified, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
2,066,685	2,621	26,527	0

3. Amendment of the Amended and Restated - 2022 Equity Incentive Plan.

The amendment of the Plan to (i) increase the number of shares that may be issued under the Plan from 351,858 to 626,749, (ii) provide for the annual automatic increase of such reserve in order to maintain an authorized amount of 15% of the total outstanding shares, and (iii) provide for an automatic increase of such reserve in the event of a Dilution Event (as defined in the Plan) in order to maintain an authorized amount of 10% of the total outstanding shares, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
1,231,988	414,033	489	449,323

4. Proposal by concerned shareholders of the Company to evaluate the performance of the Company’s management and board of directors, to evaluate the independence of the Company’s directors, and to strengthen the Company’s corporate governance.

The Shareholder Proposal was not approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
450,985	1,181,295	14,230	449,323

Item 9.01	Financial Statement and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	SHF Holdings, Inc. Amendment to Amended and Restated - 2022 Equity Incentive Plan

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: July 11, 2025	By:	/s/ Terrance E. Mendez
Terrance E. Mendez
Chief Executive Officer